UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
April 9, 2014
Date of Report (Date of earliest event reported)

LENNAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
700 Northwest 107th Avenue, Miami, Florida 33172
(Address of principal executive offices) (Zip Code)
(305) 559-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 9, 2014, Lennar Corporation (the "Company") held its 2014 Annual Meeting of Stockholders. The final results for each of the matters submitted to a vote of stockholders at the meeting were as follows:

(1)	The following individuals were elected as directors to serve a one-year term expiring at the next Annual Meeting of Stockholders:

	Votes For	Votes Withheld	Broker Non-votes

Irving Bolotin	421,511,064	8,474,805	22,429,700
Steven L. Gerard	423,607,352	6,378,517	22,429,700
Theron I. ("Tig") Gilliam	424,393,303	5,592,566	22,429,700
Sherrill W. Hudson	425,449,991	4,535,878	22,429,700
R. Kirk Landon	424,820,150	5,165,719	22,429,700
Sidney Lapidus	426,858,072	3,127,797	22,429,700
Teri P. McClure	425,508,510	4,477,359	22,429,700
Stuart A. Miller	426,955,682	3,030,187	22,429,700
Jeffrey Sonnenfeld	405,333,011	24,652,858	22,429,700

(2)
Stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending November 30, 2014. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining

449,556,057	1,502,300	1,357,212

(3)
Stockholders approved, on an advisory basis, the compensation of our named executive officers described in the Proxy Statement dated February 27, 2014 relating to the Company's 2014 Annual Meeting of Stockholders. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes

379,345,129	29,855,400	20,785,340	22,429,700

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2014	Lennar Corporation

	By:	/s/ Bruce E. Gross
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer